POWER OF ATTORNEY

      The undersigned appoints the following individuals, with full power to each of them to act alone, as its true and lawful attorneys-in-fact and agents to execute and file on behalf of the undersigned all Forms 3, 4 and 5, and any amendments thereto, that the undersigned may be required to file with the Securities and Exchange Commission, and any stock exchange or similar authority, as a result of the undersigned's ownership of or transactions in securities of Premcor Inc. The authority of the following individuals under this Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Premcor Inc., unless earlier revoked in writing.

Michael Gayda:  Senior Vice-President, General Counsel, and Corporate Secretary of Premcor Inc.

Jeffrey Dill:  Assistant General Counsel and Assistant Corporate Secretary of Premcor Inc.

      The undersigned acknowledges that the above appointed attorneys-in-fact and agents are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of March 2004.

       /s/ Donald Lucey
       Donald Lucey

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